AMENDMENT NO. 8 TO
EMPLOYMENT AGREEMENT
This Amendment No. 8 to Employment Agreement is entered into on September 30, 2017 by Cimpress USA Incorporated (formerly known as Vistaprint USA, Incorporated) (the “Company”) and Robert S. Keane (the “Employee”). The Company and the Employee previously entered into an Employment Agreement dated September 1, 2009, as amended (the “Agreement”), and now wish to amend the Agreement further to reflect the Employee’s compensation for the Company’s 2018 fiscal year.
The parties agree as follows:
1.Compensation and Benefits.
1.1    Salary. The Company shall pay the Employee, in accordance with the Company’s regular payroll practices, an annualized base salary of $1,298,850 for the one-year period commencing on July 1, 2017.
1.2    FY 2018 Incentive Compensation. The Employee is entitled to receive performance share units under the Cimpress N.V. 2016 Performance Equity Plan with a value of $5,250,000.
1.3    Withholding. All salary, equity, and other compensation payable to the Employee is subject to applicable withholding taxes.
2.    No Other Modification. Except as specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.
The parties have executed this Amendment as of the date set forth above.
CIMPRESS USA INCORPORATED
By:    /s/Sean E. Quinn

Title:	Chief Financial Officer
EMPLOYEE
/s/Robert S. Keane
Robert S. Keane